EXHIBIT 10.15

*** Confidentiality Treatment Requested

                          LICENSE AND SUPPLY AGREEMENT

         This agreement made and entered into as of the 21st day of May, 1995 by and between Columbia Laboratories (Bermuda) Limited, a Bermuda corporation having its principal place of business at Rosebank Center, 14 Bermudiana Road, Pembroke, HM08 Bermuda ("Licensor"), and American Home Products Corporation of Five Giralda Farms, Madison, New Jersey 07940-0874, a Delaware corporation, represented by its Wyeth-Ayerst Laboratories Division ("Licensee").

         WHEREAS, Licensor is the owner or exclusive Licensee of, and has the right to, grant licenses with respect to certain Technology, Patents and the Trademark (as hereinafter defined); and

         WHEREAS, Licensor wishes to grant to Licensee an exclusive license (subject only to Licensor's retained use and manufacturing rights) to the Crinone Technology (as hereinafter defined), Patents and to the Trademark for use and sale of Crinone Product (as hereinafter defined), in the Territory (as hereinafter defined), and Licensee wishes to receive such a license, on the terms and subject to the conditions set forth herein;

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         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows.

         1. Definitions. As used in this Agreement, the following terms (except as otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings set forth below (it being understood that the terms defined in this Agreement shall include the singular number in the plural, and the plural number in the singular):

         (a) "Affiliate" shall mean any corporation or other business entity, which either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control of such party. As used herein, the term "control" means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

         (b) "Base Price" shall mean ***.

         (c) "Confidential Information" shall mean all information and/or technical data which is disclosed by one party hereto to the other party hereto which the disclosing party treats as confidential and identifies as such, other than (i) information known to the receiving party or its Affiliates prior to the

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disclosure of such information to such party, provided said prior knowledge is supportable by documentary evidence, (ii) information which at the time of the disclosure is, or thereafter becomes, generally known to the public, provided that such public knowledge does not result from any act or disclosure by the receiving party or one of its Affiliates in violation of the terms of this Agreement, (iii) information which can be shown to be independently discovered, after the date hereof, by a party, or one of its Affiliates, without the aid, application or use of the disclosed information, or (iv) information obtained by the receiving party from a third party which is determined to be in lawful possession of such information, provided such third party is not in violation of any contractual or legal obligation to the disclosing party with respect to such information.

         (d) "Direct Cost" shall mean the following direct costs of manufacturing Product (as herein defined): raw material/ingredient costs, packaging costs, direct labor and direct overhead.

         (e) "Effective Date" shall mean the date of the execution of this agreement.

         (f) "FDA" shall mean the U.S. Food and Drug Administration.

         (g) "Field" shall mean ***.

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         (h) "Finished Package Form" shall mean applicators wrapped in aluminum foil with required leaflet printed in two colors and inserted into an appropriate box with customary trade dress printed in up to four colors. The boxes will be placed into appropriate outer cartons which will be printed in one color with required labeling and UPC codes.

         (i) "Forecast" shall mean the official Licensee forecast as required by paragraph 4(i) and 4(j).

         (j) "Intellectual Property Rights" shall mean trade secrets, trademarks, tradenames, logos, trade dress, graphics, designs, patents, copyrights or other proprietary rights.

         (k) "NDA" shall mean a New Drug Application as defined by the U.S. FDA.

         (l) "Net Sales" shall mean the aggregate equivalent of gross revenue derived by or payable to Licensee or its Affiliates from or on account of the sale of the Product to non affiliated third parties on which payments are due under this agreement, less (a) reasonable credits or allowances, if any, actually granted on account of cash or trade discounts, recalls, rebates, rejection or return of Product previously sold, (b) excises, sales taxes, value added taxes,

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consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) and (c) separately itemized insurance and transportation costs incurred in shipping the Product to such third parties. No deduction shall be made for any item of cost incurred by Licensee or its Affiliates in preparing, manufacturing shipping or selling the Product except as permitted pursuant to clauses (a), (b) or (c) of the foregoing sentence. Net Sales shall not include any transfer between Licensee and any of its Affiliates for resale. No transfer of the Product for test or development purposes or as free samples shall be considered a sale hereunder for accounting and payment purposes.

         (m) "Patents" shall mean the patents and/or patent applications filed in the Territory owned by the Licensor or its Affiliates or with respect to which Licensor or its Affiliates may now or hereafter have the right to grant licenses in the Territory, the claims of which may be infringed, absent a license, by the manufacture, use or sale of Product within the Territory, including without limitation, the patents and applications set forth in Schedule A hereto and any and all patents issued pursuant thereto, as well as any patents to be applied for or issued to Licensor or its affiliates in the future during the term of this Agreement, which future patents and patent applications shall be added to schedule A by written notice of Licensor to Licensee within thirty
(30) days of such application and/or issuance.

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         (n) "Product" shall mean the progesterone/COL-1620 vaginal gel.

         (o) "Purchase Price" shall have the meaning set forth in Section 5 of this Agreement.

         (p) "Technology" shall mean all pharmacological, toxicological, preclinical, clinical, technical and other information, data and analysis and know-how relating to the registration, manufacture, packaging, use, marketing and sale of the Product (including, without limitation, all works copyrighted by Licensor) and all proprietary rights relating thereto owned by Licensor or to which Licensor has rights so as to be able to license, whether prior to or after the Effective Date, and relating or pertaining to Product.

         (q) "Territory" shall mean the world except sub-Saharan Africa which is comprised of the following countries:

             The Republic of South Africa, Lesotho, Botswana, Zimbabwe, Namibia, Mozambique, Zaire, Kenya, Malawi, Mauritius, Seychelles, Madagascar, Zambia and Swaziland.

         (r) "Trademark" shall mean the trademark "Crinone" for use on cosmetic and pharmaceutical products used primarily for progesterone

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supplementation as set forth in Schedule B.

         (s) "Unit" shall mean a single applicator.

         (t) "Valid Claim" shall mean a claim which is contained in an unexpired, issued Patent which has not been held invalid or unenforceable by a decision of a court or patent office of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through disclaimer.

         2.  Grant of License.

         (a) Licensor grants to Licensee, and Licensee accepts from Licensor, on the terms and conditions stated herein, an exclusive (even as to Licensor and Licensor's Affiliates) right and license, with the right to sublicense its Affiliates under the Patents and Technology to market, use and sell the Product in the Territory. Licensor grants to Licensee, and Licensee accepts from Licensor, on terms and conditions stated herein, a nonexclusive right and license under the Patents and Technology to make, have made Product anywhere in the world, but only for sale in the Territory.

         (b) Licensor grants to the Licensee, and Licensee accepts from

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Licensor, on the terms and conditions contained herein, (i) an exclusive right and license to use the Trademark in the distribution, advertising, marketing and sale of the Product (and any line extension to the Product as to which Licensee has obtained Licensor's prior written consent, not to be unreasonably withheld) in the Territory, and (ii) a nonexclusive right and license to use the Trademark in the manufacture, labeling, packaging of Product and any line extensions to Product as to which Licensee has obtained Licensor's prior written consent, not to be unreasonably withheld) anywhere in the world. Licensor shall not use, nor permit any of its Affiliates or other licensees to use, the Trademark on any other product marketed or sold in the Territory.

         (c) Licensor's retained rights in the Territory in connection with the Product shall include only those rights under the Patents, the Trademark and Technology to make, have made and use Product as necessary for Licensor to fulfill its commitments now or in the future with respect to this Agreement and with respect to its licensees who market the Product outside the Territory, to otherwise operate its business (it being understood that Licensor, its Affiliates and other licensees shall not sell or market the Product within the Territory), and to make, have made, use, market and sell Product, itself or through its Affiliates or licensees, outside the Territory.

         (d) Licensor will use its best efforts to convince its licensee outside

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the Territory not to use the Trademark.

         (e) Licensee may, at any time, request from Licensor and Licensor agrees to grant directly to any party ("Direct Licensees") in any country of the Territory exclusive license rights consistent with those granted to Licensee herein. Accordingly, upon receipt of Licensee's request, Licensor shall enter into and sign a separate direct license agreement or agreements with the companies designated by Licensee in the request. All direct agreements shall be prepared by Licensee. In the absence or upon the expiration of laws and regulations to the contrary, the terms and conditions thereof shall not be less favorable by Licensor than those contained in this Agreement and shall be similar to the terms and conditions contained in this Agreement. Such Agreements must be approved by Licensor, which approval shall not be unreasonably withheld. In those countries in which the validity of such a direct license agreement requires prior governmental approval or registration, such direct license agreement shall not be binding or have any force or effect until the required governmental approval or registration has been granted. Incidental out of pocket costs incurred by Licensor in the re-negotiation of this License Agreement, the execution of sublicense agreements and matters pertaining thereto shall be for the account of Licensee, when prior approved by Licensee.

         (f) In the event that any local government would request or local

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regulations would require that the regulatory approval for the Product be held in the name of the Licensee or should it reasonably appear that ownership of the registration for Product by Licensee would facilitate regulatory approval, then Licensor, upon the request of the Licensee, shall transfer to Licensee ownership of the regulatory approval for such country or countries.

         3.  License Fees.

         In consideration of the services by Licensor to research and develop the Product and to obtain respective local approvals for the Product, all to the benefit of Licensee pursuant to the license and other rights granted to Licensee hereunder, Licensee shall pay to Licensor the following (all dollars mean U.S. dollars):

         (a) Six million dollars ($6 million) on the Effective Date.
         (b) ***
         (c) ***
         (d) ***
         (e) ***
         (f) ***
         (g) ***
         (h) ***

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         (i) ***

         4.  Supply.

         (a) During the term of the agreement Licensor shall supply, unless otherwise agreed, Licensee with the Product exclusively. All such Product shall be delivered in Finished Package Form. Also, during the term of the agreement, Licensor shall not develop, license, manufacture nor sell to another party any product in the Field. Licensor is not restricted from developing, licensing, manufacturing or selling other hormones or drugs. Licensor represents that as of the date of the Effective Date it has not entered into any arrangement which would contravene the intentions of this paragraph.

         (b) Although Licensor is responsible for production and quality control, Licensee has the right of inspection to ensure Licensor meets all appropriate standards set by the FDA or other appropriate regulatory agencies.

         (c) Licensor shall be obliged to maintain the registration of the manufacturing facilities with the appropriate regulatory authorities and to allow inspection of such facilities by regulatory authorities insofar as necessary or advisable in order to facilitate the supply to Licensee of the Product, and promptly to notify Licensee of any inspection of its own or its contract supplier's

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manufacturing facilities by the regulatory authorities and to provide Licensee with copies of any correspondence received from the regulatory authorities setting forth the results of any such inspection insofar as Product is concerned. Furthermore, as may be required for regulatory purposes Licensor grants Licensee the right to refer to, and shall cause its contract supplier to grant to Licensee access to contract supplier's Master file relating to Product and undertakes to notify Licensee and provide Licensee with specific details of any changes to said Master File or other filings by contract supplier with the regulatory authorities relative to Product. Licensor shall be kept duly informed without any delay by copy letter of any correspondence between Licensee and contract supplier, in the event that any such communication should occur.

         (d) Upon reasonable prior notice given by Licensee to Licensor in writing, Licensor shall cause contract supplier to permit representatives of Licensee or designees of Licensee acceptable to contract supplier to inspect any manufacturing or testing facilities used by or in connection with the manufacture or testing of Product and annual GMP audits provided that such representatives or designees of Licensee shall conduct such inspections in a manner which shall cause the least possible interruption to contract supplier's operations under the particular circumstances. Such inspection shall take place in a timely manner and shall be permitted to take place during any or all phases of manufacturing and testing, and shall provide contract supplier's granting to

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Licensee access to information in its possession relevant to determining whether
GMP are likely to be met with respect to manufacture of Product.

         (e) Personnel of Licensee or Licensee's designee shall be entitled to witness the manufacturing of test batches, scale-up batches and full-size production batches which in each case will be used as NDA support batches filed by Licensee or in regulatory authority presentations. These batches would be prepared by the intended commercial process for the Product or prepared to demonstrate the quality of the entire process (validation) or any single aspect of a critical manufacturing parameter. Licensee may witness and/or review the analytical laboratory testing of any of the above cited batches or of the methodology which will be used to support a regulatory authority presentation. Licensee may prospectively review, to the extent necessary for compliance with applicable GMP and for scheduling purposes, the protocols and actual study data and results (process, cleaning, sterilization validation) as related to such batches.

         (f) Licensee shall keep all information disclosed or obtained by Licensee under paragraphs 4(c)(d)(e), strictly confidential and not disclose the same to any other person, except to the extent reasonably necessary or appropriate under applicable regulations for Licensee to register Product with the regulatory authorities or otherwise comply with applicable law.

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         (g) The information disclosed shall be used only for that purpose which is to check the compliance of contract supplier to GMP or any other applicable regulation or any otherwise purpose agreed by Licensor and contract manufacturer. In no case, Licensee shall use such information to manufacture Product, except in case where such rights have been acquired from or transferred to Licensor.

         (h) Product in Finished Packaged Form shall be delivered by Licensor so as to comply with the packaging and labeling requirements set forth by the FDA or other appropriate regulatory agencies.

         (i) Licensee will supply Licensor with sales forecast between the time of submission of a registration file in each country and the approval by the appropriate regulatory authority in each country of the Territory so that Licensor can plan production. Except with respect to the U.K. where the parties hereto shall mutually agree on a date for introduction of the Product in that country, if Licensee does not market the Product in a country within *** of approval for both marketing and price, where applicable, (eg. France and Italy), Licensee will pay to Licensor *** of the first year Forecast for each year of delay in such country. It is additionally provided that such payment will be reduced in the event Licensee introduces the Product within the *** period from the date of regulatory approval (including price approval) by the extent of the *** of net

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sales actually made by Wyeth-Ayerst in any such country during said *** period.

         (j) After the Product has been launched in at least four (4) countries Licensee will give Licensor, on the first business day of each quarter, a Forecast of its requirements of Product for each country in which the Product is marketed for the six month period that begins three months later. The first three (3) months of each six month Forecast will be a firm order, and the Product described in the order will be delivered to Licensee in accordance with the terms of the order, but not less than three (3) months from the date of the order. Licensor is obliged to supply the amount of Product requested in the firm order except to the extent that such amount is more than 15% higher than the amount that had been forecasted for the period in the last Forecast received by Licensor; With respect to any excess, Licensor is obligated to use commercially reasonable efforts to supply the requested amounts to Licensee.

         (k) Licensor shall use reasonable commercial efforts to notify Licensee within thirty (30) days after the Effective Date and thereafter thirty (30) days prior to the end of each calendar year, of factory vacation schedules for the coming year, and such vacation schedules will be incorporated into Licensee's Forecasts.

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         (l) Licensor bears the expense and responsibility for transportation and insurance to the Licensee choice of airport or seaport (FOB port) nearest to the manufacturing site where the Product is manufactured; thereafter, transportation, insurance and duties are the responsibility of Licensee.

         (m) Licensor will air freight samples of each shipment to Licensee no later than 15 days prior to the delivery of the shipment for Licensee's tests and quality control procedures. Licensee must notify Licensor in writing of any rejection under those tests and procedures within 15 days (except as to latent defects), and Licensor has 30 days to replace the rejected shipment with Product that meets the agreed upon specifications in the regulatory filings. The expense of return, manufacture of replacement Product and shipment of replacement Product are Licensor's.

         (n) Licensor will use its best efforts to provide Licensee with its ordered amounts (up to 15% over the Licensee's Forecast) and with respect to any excess over the 15% above Forecast, Licensor will use commercially reasonable efforts to supply the requested amounts. Licensor represents that its contract manufacturers have current manufacturing capability to provide *** million units to Licensee for calendar 1996 of this Agreement, *** million units for calendar 1997 of this Agreement, *** million units for calendar 1998 of this Agreement.

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         (o) In the event the Licensor is unable, due to reasons beyond its control, to provide Licensee the amount of Product set forth in any firm order, Licensor shall be obligated to provide such amounts of Product to Licensee through third parties with which the Licensor contracts, and Licensor shall be responsible for any additional costs of Product caused thereby, provided that the provisions of this sentence shall not apply to the extent that the amount of Product set forth in such firm order exceed by more than 15% the Forecast.

         (p) In countries (eg. in some countries in South America, India etc.) where the purchase price of *** of Net Sales for Finished Package Form is below the Base Price, Licensor will provide Licensee finished product in tubes with reusable applicators or other appropriate presentation, at a negotiated second base price. In countries where import duties make it impractical to import Product in Finished Package Form (eg. Argentina), Licensor will grant Licensee the right to manufacture locally if requested by Licensee for such country and will be paid a royalty of ***, provided such royalty can be legally expatriated from any such country and further provided, that the total cost including royalty does not exceed *** of Net Sales in any such country.

         The royalty with respect to those countries covered by this paragraph
(p) shall remain at *** on such sales until the expiration of any issued patents or the emergence of significant competition from a vaginally-administered

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progesterone product as indicated in paragraph 5 (e) hereof. Subsequent to either event taking place in any such country of the Territory, the royalty payable to Licensor on sales in such country or countries shall be reduced to *** in consideration of rights to Trademark and Know How until a date which shall be *** years from the date of execution of the Agreement, whereafter the royalty payable shall be ***, in consideration of the Trademark until a date which shall be *** years from date of execution of this Agreement. Thereafter Licensee shall have a paid up license to Patents and Know How, and Trademark (subject to the condition set forth in paragraph 13 hereof), relative to the Product.

         (q) If after the *** period defined in Section 13, the parties cannot agree upon mutually acceptable terms for supply and Licensee has given *** written notice to Licensor, Licensee has the option of converting the Supply Agreement into a License Agreement and Licensee will be free to manufacture, or have manufactured, the Product provided, that Licensee pay to the Licensor on a quarterly basis a royalty for the license of the Patents, Technology and Trademark of *** of Net Sales.

         The royalty with respect to those countries covered by this paragraph
(q) shall remain at *** on such sales until the expiration of any issued patents or the emergence of significant competition from a vaginally-administered progesterone product as indicated in paragraph 5 (e) hereof. Subsequent to

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either event taking place in any such country of the Territory, the royalty payable to Licensor on sales in such country or countries shall be reduced to *** in consideration of rights to Trademark and Know How until a date which shall be *** years from the date of execution of the Agreement, whereafter the royalty payable shall be ***, in consideration of the Trademark until a date which shall be *** years from date of execution of this Agreement. Thereafter Licensee shall have a paid up license to Patents and Know How, and Trademark (subject to the condition set forth in paragraph 13 hereof), relative to the Product.

         5.  Price and Payment Terms.

         (a) The ex works Purchase Price to be paid by Licensee for the Product in Finished Package Form shall be the Base Price or *** of Net Sales, whichever is greater, unless otherwise agreed as contemplated in paragraph 4(p). For product to be supplied for the U.K. in 1995 the Base Price is expected to be *** pounds sterling for the 4% Product and *** pounds sterling for the 8% Product. If the Base Price were to exceed *** of Net Sales, the parties shall meet to discuss how to resolve the high cost of goods. The parties hereby acknowledge that a Base Price is contemplated for six Units (applicators) - 12 days therapy in Finished Package Form which shall be calculated on the basis of *** except as otherwise agreed as contemplated in

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paragraph 4(p). If Licensee orders Product in Finished Package Form containing fewer than 6 applicators the Base Price shall be reduced. This reduction will reflect a pro rata reduction in the cost of Product based on the number of units specified as well as any reduction in the cost of packaging. If Licensee wishes to order finished product in packages that contain more than six units the Base Price will be adjusted accordingly.

         (b) The following quantity discounts will be applied to annual Licensee purchases:

             i. Over *** Units - *** - which would reduce the Purchase Price to *** of Net Sales.

             ii. Over *** Units - *** - which would reduce the Purchase Price to *** of Net Sales.

             iii. Over *** Units - *** - which would reduce the Purchase Price to *** of Net Sales.

         (c) At Licensee's request Licensor will supply promotional samples of Product in Finished Package Form ex works Purchase Price equal to ***.

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         (d) Licensee's Purchase Price for Product purchased from Licensor shall be paid in ECU's 30 days after the later of (A) receipt by Licensee of an invoice for such Product, and (B) the shipment by Licensor of the corresponding Product. Such payments by Licensee and invoice by Licensor shall be based upon a reasonable estimate of the applicable Purchase Price described in Sections 5 (a)
(b) (c) hereof. Such estimated payments by Licensee shall be adjusted on a quarterly basis to reflect actual amounts due from Licensee pursuant to Sections 5 (a) (b) (c) hereof.

             All payments to be made pursuant to this paragraph (d) shall accrue in the national currency of the country where the sale on which payment is based was made. Such payment shall be converted into the equivalent value in ECU's currency at the applicable rate of exchange existing at the time of payment and shall be paid at the appointed place of payment.

         (e) If a vaginally administered progesterone-containing product is approved in any country of the Territory subsequent to the date of execution of this Agreement which product captures a significant share of the sales of Product in such country the parties would renegotiate price based on the economic impact upon the Licensee for any such country or countries.

         6.  Marketing.

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         (a) Licensee will be responsible for marketing and sales of Product in the Territory. Licensee will use its diligent efforts to make Product a commercial success by making a commitment throughout the term of the agreement, financial and otherwise, to no less than its commitment, to those of its own brands and products in similar circumstances that it actively and aggressively promotes, in accordance with the life cycle of such products.

         (b) Licensee will provide quarterly sales and other marketing information useful to the Licensor in monitoring sales progress.

         7.  Clinical Trials and Registration

         (a) Licensor will be responsible for clinical trials and registration filings related to the Product throughout the world. All clinical trials contemplated and completed are attached in Schedule C. These studies are designed to register the Product for the following indications:
                  ***
         In some countries additional approvals may be obtained based on the clinical trials enumerated in Schedule C for indications that are not at the moment approvable in the United States, specifically, *** and ***.

         (b) Licensee shall have the right to monitor and audit the clinical trials

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and/or other tests required by the protocols described in Schedule C for
Product.

         (c) Pilot trials are now underway to expand the use of Product in such areas as a ***. If the pilot studies are successful and the market is deemed to be substantial, the parties will negotiate in good faith an agreement to pay for the studies required to submit an NDA in the U.S. and/or registration in other countries.

         (d) To the extent Licensee seeks to amend the labeling or support additional advertising claims for the Product beyond that which is contemplated in paragraph 7(a), at its sole discretion and expense it may design conduct and control such additional clinical trials necessary to obtain FDA or other regulatory approval, provided, that Licensee shall give Licensor prior written notice of its intention to do so. Licensee shall own and have unrestricted rights to the clinical data generated as a result of clinical trials conducted by Licensee; provided that the results of such clinical trials shall be made available to Licensor free of charge to be filed in connection with Licensor's regulatory submissions outside the Territory.

         (e) Each party will immediately notify the other of any adverse or unexpected reaction or results or any actual or potential government action relevant to Product and the parties will discuss with each other measures to be

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undertaken to resolve the problem.

         8.  Maintenance of Patents and Trademarks.

         (a) Licensor shall keep Licensee currently advised of all steps taken or to be taken in the prosecution of all applications for patents relating to the Product. Licensor shall have full and complete control over any reissue or reexamination or other proceedings relating to the Patents, the Trademark and/or Technology and of any disclaimers thereof. Licensor shall bear all costs for the maintenance and enforcement of the Patents and Trademark, as well as all costs for the filing, maintenance and enforcement of all additional patents which may be filed by the Licensor during the term hereof. If Licensor fails to carry out such obligations set forth in this Section 8, Licensee may carry out such obligations on Licensors behalf at Licensor's cost and may set off such cost against amounts due to Licensor hereunder provided that such action is commercially reasonable.

         (b) Trademark Use and Quality Control

             i. Licensee agrees to use the Trademark in accordance with good customary trademark practice, and to avoid taking any action that would in any manner impair or detract from the value of the Trademark or the goodwill and reputation of Licensee. Licensee

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             acknowledges Licensor's ownership of the Trademark and related goodwill, both in the Territory and outside the Territory.

             ii. Licensee agrees that the nature and quality of all of Licensee's advertising, promotional and other related uses of the Trademark pursuant to this Agreement shall conform to standards set by Licensor. Licensee agrees to cooperate with Licensor in facilitating Licensor's control of such nature and quality, and to supply Licensor in advance with specimens of all uses of the Trademark. Licensee also agrees to obtain Licensor's written permission regarding the nature and quality of each use of the Trademark, prior to such use, provided, however, that such permission shall be granted unless Licensor reasonably objects on the basis that the proposed use will impair the value of the Trademark or will otherwise fail to conform to the standards set by Licensor. If such permission or objection is not transmitted by Licensor within three (3) business days of Licensor's receipt of the request for permission along with the subject specimens, then Licensor shall be deemed to have granted permission.

             iii. Licensee agrees to use the Trademark only in the form and manner and with appropriate legends as approved from time to

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             time by Licensor, and not to use any other trademark or service mark in combination with the Trademark without prior written approval of Licensor.

         (9) Infringement.

         (a) Licensee and Licensor shall each promptly notify the other following the discovery of any alleged infringement or unauthorized use of the Patents, Technology and/or Trademark which may come to their attention. Licensor shall promptly undertake, at Licensor's expense, reasonable efforts to obtain a discontinuance of the infringement or unauthorized use and, if not successful, Licensor may, at its sole option, bring suit against such infringer.

         (b) If Licensor fails to obtain a discontinuance of such infringement and/or elects not to bring an infringement suit, then Licensor shall give notice in writing to Licensee within thirty (30) days of such failure or election and Licensee may, but is not required to, obtain a discontinuance of the alleged infringement or unauthorized use or bring an infringement suit; provided, that Licensee shall not agree to any settlement with respect to such infringement or unauthorized use without the prior written consent of Licensor. Any infringement suit by the Licensee shall be in the name of the Licensee, or in the name of the Licensor, or jointly by both Licensee or Licensor, as may be required by the law of the forum. Licensor shall execute such documentation as may be reasonably required by Licensee.

         (c) It is understood and agreed that the party to this Agreement that institutes suit or action shall bear solely all costs and expenses in connection therewith and shall be entitled to recover all costs first and then share 50/50 the balance of any sums received, obtained, collected or recovered whether by judgement, settlement or otherwise, as a result of such suit; provided, however, that if a settlement by Licensee (with the prior written consent of the Licensor) includes the granting by Licensee of rights hereunder to a third party, amounts received by Licensee or such third party shall not be included in Net Sales. In addition, with respect to any suit for infringement or unauthorized use of the Patents, Technology and /or Trademark, the party that did not institute suit shall render all reasonable assistance to the party that did institute suit, including but not limited to, executing all documents as may be reasonably requested by the party that did institute the suit.

         10. Infringement of Third Party Intellectual Property Rights.

         (a) Each party hereto shall notify the other promptly in the event of the receipt of notice of any action, suit or claim alleging infringement by the Patents, the Trademark or the Product, of any Intellectual Property Rights of a third party.

         (b) In no event shall Licensee settle any such allegation of infringement without the prior written consent of Licensor. In the event that the Licensor agrees in writing or it is necessary, in Licensors's judgement, after a final judgement from a court of competent jurisdiction from which no further appeal can be taken and with the Licensor's prior written consent, for Licensee to make royalty or other payments to a third party in order for the Licensee to make, have made, use or sell or to continue making, having made, using or selling the Product, Licensee shall be entitled to offset such amounts so paid to any third party, against any amounts which may become due to Licensor under this Agreement.

         11. Confidentiality.

         Each party hereto shall hold all Confidential Information in confidence and use its diligent efforts (consistent with that which it uses to safeguard its own Confidential Information) to safeguard Confidential Information and to preven the unauthorized use or disclosure of any Confidential Information. Each party hereto shall ensure that its employees who have access to any Confidential Information shall be made aware of and subject to these obligations. The obligations of the parties hereto under this Section 11 shall survive for five
(5) years after the expiration or termination of this Agreement.

         12. Representations, Warranties and Covenants.

         (a) Licensor hereby represents, warrants and covenants the following:

         (i) Licensor is a corporation duly organized, existing and in good standing under the laws of Bermuda, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

         (ii) The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Licensor is a party, or Licensor's articles of incorporation or bylaws.

         (iii) This Agreement has been duly executed and delivered by Licensor and is a legal, valid and binding obligation enforceable against Licensor in accordance with its terms.

         (iv) Licensor shall comply with all applicable laws, consent decrees and regulations of any federal, state or other governmental authority.

         (v) To the best of Licensor's knowledge and belief as of the date of this Agreement, there are no issued or pending patent or trademark applications relating to the Product that would prevent Licensee from using or selling the Product in the Territory.

         (b) Licensee hereby represents, warrants and covenants the following:

         (i) Licensee is a corporation duly organized, existing and in good standing under the laws of the state of Delaware, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

         (ii) The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Licensee is a party, or Licensee's articles of incorporation or bylaws.

         (iii) This Agreement has been duly executed and delivered by Licensee and is a legal, valid and binding obligation enforceable against Licensee in accordance with its terms.

         (iv) Licensee shall comply with all applicable laws, consent decrees and regulations of any federal, state or other governmental authority.

         (c) Indemnification:

         i. Licensor agrees to indemnify and hold harmless Licensee and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by Licensee or its Affiliates arising out of or in connection with any (a) breach of any representation, warranty, covenant or obligation hereunder, (b) claim or demand of any kind for injury to a person or property arising from Licensor's or its manufacturer's manufacturing, packaging, or labeling of Product; provided, that this indemnification shall not apply if such manufacturing, packaging, or labeling is conducted by or at the direction of Licensee or its Affiliates; and provided, further, that there has been no negligent act or omission with respect to such Product by Licensee, its Affiliates, employees, agents or manufacturers, (c) act or omission on the part of Licensor or any of its employees or agents or manufacturers in the performance of this agreement, and (d) payments, commissions or fees of any kind due to consultants or brokers retained by Licensor relating to Product.

         (ii) Licensee agrees to indemnify and hold harmless Licensor and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by Licensor or its Affiliates arising out of or in connection with any (a) breach of any representation, warranty, covenant or obligation hereunder, (b) claim or demand of any kind for injury to person or property arising from Licensee's marketing, distribution and sale of Product, except to the extent that there has been a negligent act or omission with respect to such Product by Licensor, its employees, agents or manufacturers,
         (c) act or omission on the part of Licensee or any of its employees or agents in the performance of this Agreement (d) third party claims alleging infringement of such third parties' intellectual property rights as a result of the advertisement, promotion or marketing materials created by or at the direction of Licensee and used in connection with the sale of Product hereunder, and (e) payments, commissions or fees of any kind due to consultants or brokers retained by Licensee relating to Product.

         (iii) A party seeking indemnification under this section 12(c) must give prompt written notice thereof to the other party (the "Indemnifying Party"). The Indemnifying Party shall have the right to compromise, settle or defend any such claim, loss, liability, damage, cost or expense.

         13. Term of License.

         Except as otherwise provided for herein, and subject to the provisions of paragraph 4 (q), the duration of the subject agreement shall be for *** years from date of first commercial sale in a country of the Territory renewable upon mutual agreement for *** year periods at commercial terms to be agreed upon. It is understood that if after the *** period the parties cannot agree upon mutually acceptable terms, Licensee would have the option of converting the Supply Agreement to a license agreement and Licensee will be free to manufacture or have manufactured the Product. Under such circumstances, Licensor shall continue to supply Finished Package Form for as long as is necessary and under the terms of this Agreement, will assist Licensee as necessary so that Licensee can undertake manufacture of the Product and continue the sale of the Product without interruption. In the event that Licensee shall continue to market Product under the terms of this Agreement for *** years from date of first commercial sales in the countries of the EEC, Canada and the United States of America, Licensee shall thereafter own the Trademark and related goodwill.

         14. Termination.

         (a) This Agreement may be terminated upon the mutual written agreement of the parties.

         (b) Either party may terminate this Agreement forthwith by written notice to the other, if the other party commits a material breach of any part of this Agreement and such breach has not been remedied by the defaulting party within sixty (60) days after written notice of such breach has been given by the other. If the breach cannot be remedied within sixty (60) days, the breaching party may submit a plan, reasonably acceptable to the other party, outlining the steps that it intends taking to cure the breach.

         (c) This Agreement may also be terminated upon the giving of notice, if the other party shall be involved in financial difficulties as evidenced:

         (i) by its commencement of a voluntary case under any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such voluntary case; or

         (ii) by its failing to receive dismissal of any involuntary case under any applicable bankruptcy code or statute within sixty (60) days after initiation of such action or petition; or

         (iii) by its seeking relief as a debtor under any applicable law or any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration or the rights of creditors, or by consenting to or acquiescing in such relief; or

         (iv) by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or assets; or

         (v) by its making an assignment for the benefit of, or entering into a composition with its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

         (d) Licensee may terminate this agreement after *** with *** written notice if the product is not a commercial success, and on *** notice at any time during the Agreement for reasons of safety or efficacy.

         (e) The failure by a party to exercise its rights to terminate this Agreement pursuant to this Section (14) in the event of any occurrence giving rise thereto shall not constitute waiver of the rights in the event of any subsequent occurrence.

         15. Publicity.

         The parties hereto shall coordinate the preparation and issuance of any public announcement of this Agreement. Any such announcement shall comply with relevant Securities and Exchange Commission requirements and shall take into account any reasonable concern regarding the trade. The wording of such announcement shall be agreed upon by the parties before release.

         16. Inspections and Audits.

         (a) At reasonable intervals during each year of the manufacture by any manufacturing facility, each party hereto or its agents shall have the right to inspect, upon reasonable prior written notice to the other party hereto and at times mutually agreed upon, the manufacturing and quality control facilities of such party (and/or its contract manufacturers) during customary business hours for such facilities. Licensor shall direct its contract manufacturers to permit such inspection visits by Licensee, as described above.

         (b) Licensee shall keep accurate records of all Product sales and other relevant data concerning the Product for a period of two (2) years following the year in which such records were created and Licensee shall provide Licensor quarterly reports thereof at the same time that amounts are paid pursuant to this Agreement. Such reports shall state the number of Units of Product manufactured by it or its Affiliates and the number of units of Product sold by it or its Affiliates during the applicable quarter as well as the number of free samples of Product and any returns together with an accounting of any other applicable components of the amounts paid or to be paid hereunder. Once a year, upon reasonable notice at time mutually agreed upon and during business hours, Licensor at Licensor's cost may have the accounts of Licensee relating to the Product reviewed by independent certified public accountants appointed by the Licensor and reasonably approved by the Licensee, in order to verify amounts due under this Agreement. Licensee shall promptly pay any underpayment evidenced by such audit. In the event such an audit evidences an underpayment of more than five percent (5%) with respect to the amounts actually paid, Licensee shall promptly pay such underpayment to Licensor with interest at the prime rate as set by Citibank, from the time when such underpayment's accrued, and shall reimburse Licensor for the reasonable costs and expenses (including fees) of such audit.

         (c) Licensor shall keep accurate records of its Direct Costs of manufacturing Product for a period of two (2) years following the year in which such records were created. Upon reasonable notice and during business hours and at times mutually agreed upon, Licensee shall have the right to review such records. Once a year, upon reasonable notice and during business hours, Licensee at Licensee's cost may have the accounts of Licensor relating to the Direct Costs of manufacturing Product reviewed by independent certified public accountants appointed by the Licensee and reasonably approved by the Licensor, in order to verify amounts due under this Agreement. Licensor shall promptly pay any overpayment evidenced by such audit. In the event such audit evidences an overpayment of more than five percent (5%) with respect to the amounts actually paid, Licensor shall promptly refund such overpayment to Licensee with interest at the prime rate as set by Citibank, from the time when such overpayments accrued, and shall reimburse Licensee for the reasonable costs and expenses (including fees) of such audit.

         17. Notices.

         All notices required hereunder shall be in writing and shall be deemed to be properly given if sent by United States registered, overnight or certified mail to the party to be notified at the address set forth on page 1 hereof, or at such other latest address as either party may hereafter designate in writing to the other; provided that a copy of each notice to be sent to Licensor hereunder shall also be sent by the same means to William J. Bologna, Chairman of the Board, Columbia Laboratories Inc., 2665 South Bayshore Drive PH IIB, Miami Florida 33133; and further provided that a copy of each notice sent to Licensee hereunder shall also be sent by the same means to Senior V.P. Business Development, Wyeth-Ayerst Laboratories, 555 E. Lancaster Avenue, St. Davids, PA 19087. The date of service of any notice so sent by registered or certified main shall be the date of receipt.

         18. Ownership Change: Assignment; Successors.

This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties, including any affiliate, subsidiary, division or any entity controlled by either party. Licensee may not sublicense or assign this Agreement in whole or in part, without the consent in writing of Licensor, and any purported assignment without such consent (which may be withheld without reason) shall be void; provided, that Licensee may upon notice to Licensor assign this Agreement to any of its Affiliates, but may not then sell such Affiliate without Licensor's prior written consent unless this Agreement is first assigned back from such Affiliate to Licensee. Licensor may not assign its rights under this agreement, in whole or in part without written agreement by the Licensee; provided that Licensor may upon notice to Licensee assign all or any portion of this Agreement to any of its Affiliates, but may not then sell such Affiliate without Licensee's prior written notice unless this Agreement is first assigned back from such Affiliate to Licensor.

                  If any person, individually, or in concert with others, shall acquire directly or indirectly, through one or more intermediaries, the beneficial ownership of fifty percent or more of the equity or assets of Licensor during the term of this Agreement, or from Licensee, the beneficial ownership of fifty percent or more of the equity or assets of Wyeth-Ayerst the party not being acquired may require from the new owners of the acquired party a written affirmation of its intent and capability to comply with all the terms of this Agreement. Under no circumstances shall such action by Licensor interfere or compromise the continued supply of Product to Licensee, provided however that Licensee in such event shall have the option of terminating the Agreement.

         19. Tax.

             All taxes levied on account of any payments accruing under this Agreement which constitutes income to Licensor, shall be the obligation of the Licensor, and if provision is made in law or regulation for withholding, such tax shall be deducted from any payment then due, paid to the proper taxing authority, and receipt for payment of the tax secured and promptly sent to Licensor.

         20. Independent Contractors.

         The relationship of the parties under this Agreement is that of independent contractors. Neither party shall be deemed to be the agent of the other and neither is authorized to take any action binding upon the other.

         21. Entire Agreement; Modification.

         This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof, there being no terms and conditions other than those set forth herein, and it supersedes all prior agreements, written or oral, between the parties hereto with respect to the matters covered hereunder. This Agreement may not be modified, altered or otherwise changed other than by an instrument in writing, duly executed by each of the parties hereto.

         22. Severability.

         If any provision of this Agreement should be or becomes fully or partly invalid or unenforceable for any reason whatsoever or should be adjudged to violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is deemed to be deleted from this Agreement, and the remainder of this Agreement shall be valid and binding as if such provision were not included herein; provided, however, that this Agreement is not rendered fundamentally different in its content or effect.

         23. Effects of Headings.

         The headings for the paragraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

         24. Choice of Law.

         This Agreement and performance hereof shall be construed and governed by the laws of the State of New York. Any dispute, controversy, claim or difference arising between the parties out of, or relating to, or in connection with, this Agreement shall be submitted to the jurisdiction of the courts sitting in the State of New York.

         25. No Waiver.

         No delay or omission or failure to exercise any right or remedy provided for herein shall be deemed to be a waiver thereof or acquiescence in the event giving rise to such right or remedy.

         26. Counterparts.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         27. Further Assurances.

         Licensor and Licensee each agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions contemplated hereby.

         28. Schedules.

         The terms and provisions of the schedules attached to this Agreement are hereby incorporated herein as if fully set forth herein.

         29. Bankruptcy.

         All Trademark, Patent and Technology rights and licenses granted to the Product under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101 (60) of the Bankruptcy Code. The parties hereto agree that so long as Licensee, as a licensee of such rights under this Agreement, makes all payments to Licensor required under this Agreement, Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event that any proceeding shall be instituted by or against Licensor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking and entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take an action to authorize any of the foregoing actions, Licensee shall have the right to retain and enforce its rights under this Agreement with respect to the Product.

         30. Force Majeure.

         No failure or omission by a party hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to, the following, which, for the purposes of this Agreement, shall be regarded as beyond the control of the party in question: acts of God, acts of omission of any government, any rules, regulations, or orders issued by any governmental authority or any officer, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, invasion, strikes, lockouts; provided however, that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         31. (a) Licensee hereby appoints the undersigned Wyeth-Ayerst International, Inc. ("WAII"), as its sole and exclusive agent during the term of this Agreement for purposes of administering on its behalf rights and obligations (except those pertaining to Patents) under this Agreement for countries outside of the United States of America, including but not limited to collection, receipt and payment of sums due Licensor pursuant to activities covered by this Agreement outside of the United States of America, as well as verification of reports and statements relating to the sale of the Product hereunder. WAII hereby accepts such appointment and agrees to be bound under this Agreement as fully as Licensee, including without limitation all duties, obligations, representations, warranties and covenants.

             Licensor hereby accepts the appointment of Wyeth-Ayerst International, Inc., as the exclusive agent of Licensee as provided for, above, in this paragraph.

         (b) Licensor hereby appoints the undersigned Columbia Laboratories
Inc. as its sole and exclusive agent during the term of this Agreement for purposes of administering on its behalf rights and obligations (except those pertaining to Patents) under this Agreement including but not limited to collection, receipt and payment of sums due Licensee pursuant to the activities covered by this Agreement, as well as verification of reports statements relating to the sale of the product hereunder. Columbia Laboratories hereby accepts such appointment and agrees to be bound under this Agreement as fully as Columbia Laboratories (Bermuda) Ltd., including without limitation all duties, obligations, representations, warranties and covenants.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

         Columbia Laboratories (Bermuda) Ltd.

         By /S/ WILLIAM J. BOLOGNA
            ----------------------
         (Title) Chairman of the Board
         American Home Products Corporation

         By /s/ Fred Hassen
         (Title) Senior Vice President (AHP)
         Wyeth-Ayerst International, Inc.
         (As agent of American Home Products Corporation)
         BY /s/ David M. Olivier
         (Title)

                              SCHEDULE A:

                            CRINONE PATENTS

SUBJECT             COUNTRY        SER. NO.       FILED     PAT NO.                  GRANTED
-------             -------        --------       -----     -------                  -------
1. Treating agent   U.S.           551,295        11/14/83  Abandoned in favor of
                                                            Ser. No. 07/690,483

                    U.S.           690,483        11/9/84   4,615,697                10/7/86

                    Australia      36,148         11/9/84   565,354                  2/15/88

                    EPO            84.904286.6    11/9/84   0163696                  11/25/92
                    Austria                                 E 82 667 B               5/25/93
                    Belgium                                 0-163-696
                    Denmark
                    France                                  0163696
                    Germany                                 P3485996,0-08            12/15/92
                    Liechtenstein                           0163696
                    Luxembourg                              0163696
                    Netherlands
                    Sweden                                  0163696
                    Switzerland                             0163696
                    U.K.
                    Japan          504250/84      11/9/84   (response filed 7/27/93)

                    PCT            US84/01827     11/9/94   Inactive
                    Canada         496,209        11/13/85  1,260,832                9/26/89
                    EPO (1)        92105052.2     3/24/92   response filed 10/10/94

(1) Austria, Belgium, France, Germany, Liechtenstein, Luxembourg,
Netherlands, Sweden, Switzerland, United Kingdom


SUBJECT             COUNTRY        SER. NO.       FILED     PAT NO.                  GRANTED
-------             -------        --------       -----     -------                  -------
2. Progesterone     U.S.           08/122,371     9/15/93
   Delivery

                    PCT (2)        US94/10270     9/13/94

                    Argentina      329.462        9/14/94
                    Chile          1319-94        9/9/94
                    Colombia       94041745       9/15/94
                    Israel         110972         9/14/94
                    Malaysia       PI 9402436     9/14/94
                    Mexico         94 7089        9/14/94
                    Morroco (and   23.649         9/14/94
                    Tangiers)      (1249)
                    Peru           250745         9/15/94
                    Philippines    49001          9/15/94
                    South Africa   94/07073       9/14/94
                    Venezuela                     11/23/94

(2) Armenia, Australia, Brazil, Belarus, Canada, Finland, Georgia, Hungary, Japan, Kyrgyzstan, Republic of Korea, Kazakhstan, Lithuania, Latvia,
Republic of Moldova, Norway, New Zealand, Russian Federation, Slovenia, Slovakia, Tajikistan, Ukraine, Uzbekistan and EPO (Austria, Belgium, Switzerland and Liechtenstein, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden).

                              SCHEDULE B:

                          CRINONE TRADEMARKS

COUNTRY             SERIAL NO.          FILING DATE    STATUS
-------             ----------          -----------    ------
U.S.                74/494,324          2/25/94

Algeria             to be filed

Antigua             None assigned

Argentina           1,909,614           2/18/94

Aruba

Australia           622,906             2/17/94

Austria             AM 706/94           2/16/94        Reg. No. 152,207
                                                       Reg. Dt. 4/20/94

Bahamas             16,603              7/18/94

Bahrain             to be filed

Barbados

Benelux             822,038             2/15/94        Reg. No. 544,594
                                                       Reg. Dt. 2/15/94

Bermuda

Brazil              817,711,643         3/1/94

Canada              748,373             3/1/94

Chile               266,724             2/18/94

Colombia            94.001.931          3/11/94

Costa Rica          4,426/403           3/17/94        Reg. No. 89,706
                                                       Reg. Dt. 1/3/95

Denmark             01294/1994          2/16/94        Reg. No. 3,349/1994
                                                       Reg. Dt. 5/20/94

Dominica

Dominican
Republic            None assigned                      Reg. No. 74,643
                                                       Reg. Dt. 10/15/94



COUNTRY             SERIAL NO.          FILING DATE    STATUS
-------             ----------          -----------    ------
Ecuador             45168               2/17/94

Egypt               to be filed

Finland             868/94              2/17/94        Reg. No. 135,416
                                                       Reg. Dt. 12/5/94

France              94/507,153          2/18/94        Reg. No. 94/507,153
                                                       Reg. Dt. 2/18/94

Gaza                2649                2/21/95

Germany             C 46 417/5 Wz       2/15/94

Greece              118,091             3/4/94

Grenada

Guatemala           5530/94             8/18/94

Honduras            3,319/94            4/29/94

Hong Kong           94/01,823           2/18/94

Indonesia                               2/24/94

Ireland             94/1,054            2/21/94

Israel              91,275              2/16/94

Italy               MI 94C-001,469      2/18/94

Jamaica

Japan               16,695/94           2/17/94

Jordan              to be filed

Korea               94-6072             2/17/94

Kuwait              to be filed

Lebanon             to be filed

Malaysia            94/01,482           2/28/94

Mexico              194,789             3/28/94

Morocco             to be filed



COUNTRY             SERIAL NO.          FILING DATE    STATUS
-------             ----------          -----------    ------
New Zealand         235,877             4/12/94

Nicaragua           94-00692            3/15/94        Reg. No. 27,140 C.C.
                                                       Reg. Dt. 11/8/94

Norway              94.1168             2/24/94

Oman                to be filed

Panama

Peru                237,422             2/25/94        Reg. No. 7560
                                                       Reg. Dt. 5/24/94

Philippines         93,975              7/1/94

Portugal            298,172             2/17/94

Qatar               to be filed

Ramallah            to be filed
(West Bank)

St. Kitts & Nevis   None assigned

St. Lucia           None assigned       11/9/94

St. Vincent         None assigned                      Reg. No. 5 of 1995
                                                       Reg. Dt. 1/18/95

Saudi Arabia        26,156              2/26/94

Singapore           1,504/94            2/22/94

South Africa        941,526             2/15/94

Spain               1,806,658           3/1/94

Sudan               to be filed

Sweden              C-94-01662          2/15/94        Reg. No. 263,029
                                                       Reg. Dt. 12/23/94

Switzerland         1078/1994.0         2/17/94

Syria               to be filed

Taiwan              (83)8061            2/24/94

Thailand            261,887             3/15/94



COUNTRY             SERIAL NO.          FILING DATE    STATUS
-------             ----------          -----------    ------
Trinidad            22,865              7/8/94

Tunisia             to be filed

United Arab         to be filed
Emirates

United Kingdom      1,562,409           2/15/94        Reg. No. 1,562,404
                                                       Reg. Dt. 2/15/94

Uruguay             269,001             3/18/94

Venezuela           2,201               2/22/94

Yemen (North)       to be filed

Yemen (South)       to be filed


                              SCHEDULE C:

                            CLINICAL TRIALS


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